Exhibit 10.30

Execution Version

(Encompass)

AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

THIS AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made as of the July 20, 2025, by and among International Battery Metals Ltd., a corporation existing under the laws of the Province of British Columbia (the “Company”), and each of the investors listed on the signature page hereto, each of which is referred to in this Agreement as an “Investor” and collectively, the “Investors.”

RECITALS

WHEREAS, the Investors and the Company previously entered into a Registration Rights Agreement, dated as of May 3, 2024 (the “Original Agreement”), with respect to the registration of securities issued in the 2024 Private Placement Transactions (including Common Stock, the 2024 Private Placement Warrants and Common Stock issuable pursuant to such warrants), the April 2023 Warrants and all other Common Stock held by the Investors;

WHEREAS, concurrently with the execution of the Original Agreement, the Company executed a Registration Rights Agreement, dated as of May 3, 2024, with EV Metals, Inc. (“EV Metals” and together with the funds and entities controlled by, or under common control with EV Metals, that hold Registrable Securities, the “EV Metals Holders”) with respect to the registration of securities issued in the 2024 Private Placement Transactions (including Common Stock, the 2024 Private Placement Warrants and Common Stock issuable pursuant to such warrants) (the “Original EV Metals Agreement”);

WHEREAS, on April 17, 2025 the Company filed with the Securities and Exchange Commission (the “SEC”) a shelf Registration Statement on Form S-1 (No. 333-286616) (the “Initial Form S-1”) registering for resale all the securities required to be registered by the Original Agreement and the Original EV Metals Agreement;

WHEREAS, the Initial Form S-1 has not yet been declared effective by the SEC;

WHEREAS, subject to the conditions to effectiveness contained herein, the Investors and the Company have agreed to amend and modify the Original Agreement and, as consideration for entering into this Agreement and the waiver of any possible claims that the Investors may have pursuant to the Original Agreement, to register the shares of Common Stock issued to the Investors in the 2025 Private Placement Transaction and to extend the term of the April 2023 Warrants and 2024 Private Placement Warrants as set forth in the Notice and Consent to the Amendments of Warrant Terms executed concurrently herewith (“Waiver Extension”); and

WHEREAS, concurrently with the execution of this Agreement, the Company is entering into with EV Metals an Amended and Restated Registration Rights Agreement (the “EV Metals A&R Registration Agreement”) with respect to the registration of shares of Common Stock and the 2024 Private Placement Warrants owned by EV Metals Holders.

NOW, THEREFORE, the parties hereby agree as follows:

1.	Definitions. For purposes of this Agreement:

1.1 “2024 Private Placement Transactions” means the sale of Units by the Company to the Investors which were completed in May and June of 2024.

1.2 “2024 Private Placement Warrants” means those warrants which formed a part of the Units sold by the Company in the 2024 Private Placement Transactions.

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1.3 “2025 Private Placement Transaction” means the sale of Units by the Company to the Investors which was the subject of Subscription Agreements entered into on July 20, 2025.

1.4 “2025 Private Placement Warrants” means those warrants which formed a part of the Units sold by the Company in the 2025 Private Placement Transaction.

1.5 “Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including without limitation any general partner, managing member, officer, director or trustee of such Person, or any venture capital fund or registered investment company now or hereafter existing that is controlled by one or more general partners, managing members or investment adviser of, or shares the same management company or investment adviser with, such Person.

1.6 “April 2023 Warrants” means the 6,396,999 warrants issued to the Investors that were originally issued on April 21, 2023 and amended on May 3, 2024.

1.7 “Board of Directors” means the Board of Directors of the Company.

1.8 “Business Day” means any day, other than a Saturday or Sunday, when banks located in New York City, New York are open for business.

1.9 “Common Stock” means the Company’s common shares, without par value.

1.10 “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

1.11 “FINRA” means the Financial Industry Regulatory Authority.

1.12 “Holder” means any holder of Registrable Securities who is a party to this Agreement (including a Permitted Transferee who has executed a joinder hereto).

1.13 “Immediate Family Member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, of a natural person referred to herein.

1.14 “Other RR Holders” means any other holders of Common Stock who have entered into registration rights agreements with the Company, including the EV Metals Holders.

1.15 “Original Prospectus” means the prospectus included in the Initial Form S-1 or any other Shelf Registration Statement.

1.16 “IPO” means an initial public offering by the Company of the Common Stock or any other common equity securities of the Company pursuant to an effective registration statement filed under the Securities Act (other than a registration (i) pursuant to a registration statement on Form S-8 (or other registration solely relating to an offering or sale to employees or directors of the Company pursuant to any employee stock plan or other employee benefit arrangement), (ii) pursuant to a registration statement on Form S-4 (or similar form that relates to a transaction subject to Rule 145 under the Securities Act or any successor rule thereto), or (iii) in connection with any dividend or distribution reinvestment or similar plan).

1.17 “Permitted Transferee” means any Affiliate of an Investor who executes a joinder to this Agreement.

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1.18 “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

1.19 “Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened in writing.

1.20 “Registrable Securities” means (A) all shares of Common Stock (i) acquired by the Investors as part of the Units sold by the Company in the 2025 Private Placement Transaction and the 2024 Private Placement Transactions, (ii) underlying the 2025 Private Placement Warrants, (iii) underlying the 2024 Private Placement Warrants, (iv) underlying the April 2023 Warrants, and (v) any other shares of Common Stock or other securities issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement generally of, such Common Stock and any securities issued in exchange for such Common Stock in any merger, reorganization, consolidation, share exchange, recapitalization, restructuring or other comparable transaction of the Company and (B) the 2024 Private Placement Warrants and the April 2023 Private Placement Warrants.

As to any particular Registrable Securities, such shares of Common Stock or Warrants shall cease to be Registrable Securities on the earliest to occur of the following: (i) they are sold pursuant to an effective registration statement under the Securities Act; (ii) they are sold in accordance with Rule 144; (iii) such Registrable Securities held by such Holder can be sold pursuant to Rule 144 without volume or manner of sale limitation and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144(c)(1); (iv) they shall have ceased to be outstanding; or (v) they have been sold in a private transaction in which the transferor’s rights under this Agreement as to the transferred securities are not assigned to the transferee of the securities. No Registrable Securities may be registered under more than one registration statement at any one time.

1.21 “Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.

1.22 “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

1.23 “Selling Expenses” means all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any Holder, except for the fees and disbursements of the Selling Holder Counsel (as defined herein) borne and paid by the Company as provided in Section 2.5.

1.24 “Shelf Registration Statement” shall have the meaning as provided in Section 2.1(b).

1.25 “Suspension Event” shall be deemed to have occurred when, in the reasonable good faith judgment of the Board of Directors of the Company, such registration and offering would reasonably be expected to (i) materially interfere with a material acquisition, corporate reorganization, or other similar transaction involving the Company, which at the time is not, in the reasonable good faith opinion of the Company, in the best interests of the Company; (ii) materially interfere with a material financing or capital raising transaction involving the Company, which at the time is not, in the reasonable good faith opinion of the Company, in the best interests of the Company; (iii) require premature disclosure of material non-public information concerning the Company, the disclosure of which at the time is not, in the reasonable good faith opinion of the Company, in the best interests of the Company; or (iv) render the Company unable to comply with requirements under the Securities Act or Exchange Act.

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1.26 “Trading Day” means a Business Day during which trading in the Common Stock generally occurs on the Company’s principal trading market.

1.27 “Transfer Agent” means Computershare Trust Company of Canada.

1.28 “Warrant Amendment” means the amendments to the April 2023 Warrants and 2024 Private Placement Warrants extending the expiration of such warrants to the earlier of (i) the expiry date of the 2025 Private Placement Warrants or (ii) five years from the original date of issuance thereof.

2.	Registration Rights. The Company covenants and agrees as follows:

2.1 Shelf Registration.

(a) Effectiveness of Initial Form S-1. The Company shall use its reasonable best efforts to cause the Initial Form S-1 to be declared effective under the Securities Act as promptly as reasonably practicable but in no event later than one year after the date of this Agreement, and to keep the Initial Form S-1 continuously effective until the date that all Registrable Securities have been sold pursuant to the Initial Form S-1 or no longer constitute Registrable Securities.

(b) New Shelf Registration Statement. If at any time during the Term of this Agreement, any portion of the Registrable Securities cease to be registered for resale under an effective registration statement or are not included for registration under the Initial Form S-1, the Company, upon receipt of a written request from a Holder, shall file a “shelf” registration statement (a “Shelf Registration Statement”) with the SEC on an appropriate form providing for the registration and sale, on a delayed or continuous basis, pursuant to Rule 415 (or any similar provision that may be adopted by the SEC) under the Securities Act by the Holders of any Registrable Securities not covered by an effective registration statement or not included for registration under the Initial Form S-1. The Shelf Registration Statement shall be filed (i) within ninety (90) days following the Company’s receipt of such Holder’s written request if the Company is eligible to use Form S-3 or if the Company is eligible to incorporate by reference pursuant to Instruction VII of Form S-1 or (ii) in all other cases, within one hundred and twenty (120) days following the Company’s receipt of such Holder’s written request. The Company shall use its commercially reasonable efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act as promptly as reasonably practicable following the filing thereof with the SEC but in any event (x) no later than sixty (60) days following the filing of a Shelf Registration Statement, to the extent that the Shelf Registration Statement is subject to a “No Review” by the SEC or (y) one hundred and eighty (180) days following the filing of a Shelf Registration Statement if the Shelf Registration Statement is subject to review by the SEC, and to keep the Shelf Registration Statement continuously effective until the date that all Registrable Securities have been sold, transferred (other than to Permitted Transferees) or no longer constitute Registrable Securities. The Shelf Registration Statement filed pursuant to this Section 2.1(b), may include other securities being sold for the benefit of the Company or for the benefit of other stockholders to whom registration rights have been or may be granted (collectively, “Other Shares”). The Company in its reasonable discretion may condition the inclusion of Registrable Securities in a registration statement under this Section 2.1(b) upon the timely provision by such Holder of such information as the Company may reasonably request relating to the disclosure requirements of Item 507 of Regulation S-K (or any similar disclosure requirement applicable to such registration statement).

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(c) Takedown; Prospectus Supplements. Upon a written request from a Holder to effect a takedown under the Initial Form S-1 or a Shelf Registration Statement or any other sale not provided for under the Plan of Distribution section of the Initial Form S-1 (a “Takedown”), the Company will, (x) within five (5) days after the date such request is given, give notice thereof (a “Takedown Notice”) to all other Holders, and any Other RR Holders with piggy-back rights that would be applicable to such registration statement, and (y) as soon as practicable (and in any event not later than twenty (20) days after receiving such Holder’s request) supplement the prospectus included in the Shelf Registration Statement or Initial Form S-1, as applicable, as would permit or facilitate the sale and distribution of all or such portion of such Holder’s Registrable Securities as are specified in such request together with the Registrable Securities requested to be included in such Takedown by any Other RR Holders who notify the Company in writing within five (5) days after receipt of such Takedown Notice from the Company; except that the Registrable Securities requested to be offered pursuant to such Takedown must have an anticipated aggregate price to the public (before any underwriting discounts and commissions) of not less than the greater of (i) $25,000,000 or (ii) ten percent (10%) of the Company’s then market capitalization. If the Company and/or the holders of any Other Shares request inclusion of Other Shares in a Takedown, such Other Shares shall be included in the Takedown if, and only if, inclusion of such Other Shares would not be reasonably likely to delay in any material respect the timely effectuation of the Takedown or the sale of Registrable Securities pursuant to the Takedown. In the case of a request for or effectuation of a Takedown, all references in this Agreement to the effective date of a registration statement shall be deemed to refer to the date of pricing of such Takedown and all references to Registration shall be deemed to refer to the Takedown. For clarity, in no event shall the foregoing provisions of this Section 2.1(c) restrict or limit any Holder’s ability, or require any notice, to offer and sell Registrable Securities in accordance with the “Plan of Distribution” section of the Initial Form S-1 or any Shelf Registration Statement. Upon written notice from a Holder that a prospectus supplement to the Original Prospectus pursuant to the Securities Act is necessary to change the names of the Holders that will be selling stockholders, the Company will as soon as practicable (and in any event not later than twenty (20) days after receiving such written notice) supplement the applicable Original Prospectus as would permit or facilitate the sale and distribution of such Holder’s Registrable Securities.

2.2 Underwritten Offerings.

(a) Piggyback Rights. If (i) the Company intends to effect a distribution of stock by means of an underwritten offering (a “Company Underwritten Offering”) or (ii) any Other RR Holder intends to distribute the Common Stock by means of an underwriting (a “Stockholder Underwritten Offering” and together with a Company Underwritten Offering, an “Underwritten Offering”), then the Company shall include such information in a notice to the Holders and shall offer the Holders the ability to participate in such Underwritten Offering, which offer must be accepted within five (5) Business Days. The underwriter(s) will be selected by the Company and, in the case of a Stockholder Underwritten Offering, shall be reasonably acceptable to a majority in interest of the Other RR Holders who initiated the request for a Stockholder Underwritten Offering. All Holders proposing to distribute their securities through such underwriting (together with the Company as provided in Section 2.4(g)) shall accept the terms of the underwriting as agreed upon between the Company, the Other RR Holders and the underwriters and shall enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting.

(b) Cutback in a Stockholder Underwritten Offering. If the total number of securities, including Registrable Securities, requested by stockholders (including the Holders and the Other RR Holders) to be included in a Stockholder Underwritten Offering exceeds the number of securities that the underwriters, in their reasonable discretion, determine is compatible with the success of the offering, then the Other RR Holders and the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters and the Company in their reasonable discretion determine will not jeopardize the success of the offering. If the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then (i) first, the number of securities included by the Company shall be reduced and (ii) second, if necessary, the Registrable Securities that are included in such offering shall be allocated among the selling holders in proportion (as nearly as practicable) to the number of Registrable Securities owned by each selling holder (including the Holders and the Other RR Holders) or in such other proportions as shall mutually be agreed to by all such selling holders. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest one hundred (100) shares.

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(c) Cutback in a Company Underwritten Offering. If the total number of securities, including Registrable Securities, requested by stockholders (including the Holders and the Other RR Holders) to be included in a Company Underwritten Offering exceeds the number of securities to be sold (other than by the Company) that the underwriters in their reasonable discretion determine is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters and the Company in their sole discretion determine will not jeopardize the success of the offering. If the underwriters determine that less than all of the Registrable Securities requested to be sold by the Holders and the Other RR Holders can be included in such offering, then the Registrable Securities, above the amount to be distributed by the Company, that are included in such offering shall be allocated among the selling holders in proportion (as nearly as practicable) to the number of Registrable Securities owned by each selling holder (including the Holders and the Other RR Holders) or in such other proportions as shall mutually be agreed to by all such selling Holders. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest one hundred (100) shares.

For purposes of the provisions in this Section 2.2 concerning apportionment, for any selling Holder that is a partnership, limited liability company, or corporation, the partners, members, retired partners, retired members, stockholders, and Affiliates of such Holder, or the estates and Immediate Family Members of any such partners, retired partners, members, and retired members and any trusts for the benefit of any of the foregoing Persons, shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate number of Registrable Securities owned by all Persons included in such “selling Holder,” as defined in this sentence.

2.3 Postponement. Notwithstanding the obligations set forth above, on no more than two occasions and for not more than ninety (90) consecutive calendar days or for a total of not more than ninety (90) calendar days in any 12-month period, the Company may (i) delay the effectiveness of the Initial Form S-1, (ii) delay the filing of any Shelf Registration Statement, or (iii) suspend the use of any prospectus included in any registration statement required to be filed pursuant to Section 2, in the event that the Board of Directors determines in good faith that such delay or suspension is necessary due to a Suspension Event; provided, that the Company shall promptly (x) notify each Investor in writing of the commencement of an Suspension Event, but shall not (without the prior written consent of an Investor) disclose to such Investor any material non-public information giving rise to a Suspension Event, (y) advise the Investors in writing to cease all sales under the Registration Statement until the end of the Suspension Event and (z) use commercially reasonable efforts to terminate a Suspension Event as promptly as practicable.

2.4 Obligations of the Company. Whenever required under Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible, subject to Section 2.3:

(a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective and keep such registration statement continuously effective until the date that all Registrable Securities have been sold, transferred (other than to Permitted Transferees) or no longer constitute Registrable Securities;

(b) at least five (5) Trading Days prior to the filing of any Shelf Registration Statement, provide counsel to Holders registering shares in a Shelf Registration Statement an opportunity to review (i) any description of the Holders, any transaction with the Holders, or any other specific mention of or reference to the Holders, including those disclosures relating to the Holders set forth in the section entitled “Selling Stockholders” or “Selling Securityholders” and (ii) the “Plan of Distribution” section included in such Shelf Registration Statement, and in each case to use its reasonable best efforts to incorporate any reasonable changes requested by such Holders, or their representatives, with respect to the disclosure regarding such Holders;

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(c) at least three (3) Trading Days prior to the filing of any amendment or supplement to the Initial Form S-1 or any Shelf Registration Statement filed with the SEC, provide counsel to Holders an opportunity to review (i) any description of the Holders, any transaction with the Holders, or any other specific mention of or reference to the Holders, including those disclosures relating to the Holders set forth in the section entitled “Selling Stockholders” or “Selling Securityholders” and (ii) the “Plan of Distribution” section included in any such amendment or supplement to the extent that either (i) any description or mention of or reference to the Holders has been modified or (ii) the “Plan of Distribution” section has been modified in a manner that would adversely affect the Holders, and in each case to use its reasonable best efforts to incorporate any reasonable changes requested by such Holders, or their representatives, with respect to disclosure regarding such Holders;

(d) prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement;

(e) furnish to the selling Holders such numbers of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as the Holders may reasonably request in order to facilitate their disposition of their Registrable Securities;

(f) use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the selling Holders; provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(g) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering;

(h) use its commercially reasonable efforts to cause all the shares of Common Stock covered by such registration statement to be listed on the principal U.S. national securities exchange or U.S. trading system on which the same securities issued by the Company are then listed;

(i) provide a transfer agent and registrar for all Common Stock registered pursuant to this Agreement and provide a CUSIP number for all such Common Stock, in each case not later than the effective date of such registration;

(j) notify each selling Holder, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed;

(k) after such registration statement becomes effective, notify each selling Holder of any request by the SEC that the Company amend or supplement such registration statement or prospectus;

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(l) in connection with any Underwritten Offering in which the Holders elect to participate, enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in underwritten offerings) and take all such other actions reasonably requested by the managing underwriters to expedite or facilitate the disposition of such Registrable Securities, and in such connection, (i) make such representations and warranties to the underwriters with respect to the business of the Company and its subsidiaries, and the registration statement, prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers in underwritten offerings, and, if true, confirm the same if and when requested, (ii) furnish to the underwriters and selling Holders opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) will be reasonably satisfactory to the managing underwriters), addressed to each of the underwriters and selling Holders covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such underwriters, (iii) use commercially reasonable efforts to obtain comfort letters and updates thereof from the independent registered public accounting firm of the Company (and, if necessary, any other independent registered public accounting firms of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the registration statement) who have certified the financial statements included in such registration statement, addressed to each of the underwriters and selling Holders, such letters to be in customary form and covering matters of the type customarily covered in comfort letters in connection with underwritten offerings, (iv) deliver such documents and certificates as may be reasonably requested by the managing underwriters to evidence the continued validity of the representations and warranties made pursuant in the underwriting agreement and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company;

(m) make available for inspection by a representative of the selling Holders, any underwriter participating in any such disposition of Registrable Securities, if any, and any attorneys, accountants or other professionals retained by such selling Holders or underwriter, at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, and cause the officers, directors and employees of the Company and its subsidiaries to supply all information in each case reasonably requested by any such representative, underwriter, attorney, accountant or other professionals in connection with such registration statement. If so requested in writing by the Company, the Company’s obligation to disclose information pursuant to the preceding sentence is conditioned upon the execution and delivery by each Person receiving such disclosure of an agreement satisfactory to the Company as to form relating to such Person’s obligation to refrain from disclosing the same;

(n) in connection with any Underwritten Offering in which the Holders elect to participate, cause its officers to use commercially reasonable efforts to support the marketing of the Registrable Securities covered by the registration statement (including, without limitation, participation in “road shows” and appearing before analysts and rating agencies) taking into account the Company’s business needs; and

(o) in connection with any Underwritten Offering in which the Holders elect to participate, cooperate with each selling Holder and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA.

The Holders acknowledge that the none of the Company’s warrants are listed and none are currently eligible to be listed on any U.S. stock exchange or any U.S. national trading system.

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In addition, the Company shall ensure that, at all times after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective, its insider trading policy shall provide that the Company’s executive officers and directors may implement a trading program under Rule 10b5-1 under the Exchange Act.

2.5 Expenses of Registration. All expenses (other than Selling Expenses) incurred in connection with registrations, filings, or qualifications pursuant to Section 2, including all registration, filing and qualification fees, printers’ and accounting fees, and fees and disbursements of counsel for the Company shall be borne and paid by the Company. All Selling Expenses relating to Registrable Securities registered pursuant to Section 2 shall be borne and paid by the Holders pro rata on the basis of the number of Registrable Securities registered on their behalf; provided, however, in the case of an Underwritten Offering the Company shall pay the reasonable fees and disbursements, not to exceed $50,000.00, of one counsel collectively representing the Holders and Other RR Holders participating in the Underwritten Offering (the “Selling Holder Counsel”),

2.6 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.7 Reports Under Exchange Act. With a view to making available to the Holders the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration, the Company shall:

(a) make and keep available adequate current public information, as those terms are understood and defined in Rule 144, at all times after the effective date of the Initial Form S-1 or, if earlier, the registration statement filed by the Company for the IPO;

(b) use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after the Company has become subject to such reporting requirements); and

(c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request: (i) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the Initial Form S-1 or, if earlier, the registration statement filed by the Company for the IPO), the Securities Act, and the Exchange Act (at any time after the Company has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after the Company so qualifies); (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company; and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration (at any time after the Company has become subject to the reporting requirements under the Exchange Act) or pursuant to Form S-3 (at any time after the Company so qualifies to use such form).

2.8 Removal of Legend. Upon request of the Holder and delivery of the any representation letters reasonably requested by the Transfer Agent and the Company’s counsel, the Company will use its commercially reasonable efforts to promptly deliver to the Transfer Agent, within three (3) Business Days of such request, an opinion of counsel removing the restrictive legends from any shares of Common Stock that are eligible to be sold pursuant to Rule 144 without volume or manner of sale limitation and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144(c)(1), provided that the Holder is not at the time of request deemed an “Affiliate” of the Company (as such term is defined under Rule 144). The Company hereby acknowledges that the Holder shall not be deemed to be an “Affiliate” solely due to its ownership of shares of Common Stock, provided that the Holder beneficially owns less than twenty percent (20%) of the outstanding shares of the Company and the Holder has not entered into any voting or similar agreements with other stockholders with respect to the shares of the Company. As promptly as practicable, upon receipt of the representation letters reasonably requested by the Transfer Agent and the Company’s legal counsel, the Company shall use its commercially reasonable efforts to cause its legal counsel to promptly deliver to the Transfer Agent, within three (3) Business Days hereof, an opinion of counsel removing the restricted legend from the shares of Common Stock acquired by the Investors as part of the Units sold by the Company in the 2024 Private Placement Transactions. Once the Transfer Agent removes the legend from the shares of Common Stock acquired by the Investors as part of the Units sold by the Company in the 2024 Private Placement Transactions, such shares of Common Stock will cease to be Registrable Securities.

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3.	Termination of Registration Rights. The right of any Holder to request registration or inclusion of Registrable Securities in any registration statement or in any Underwritten Offering shall terminate upon the earlier of (a) such date that the Holders cease to hold Registrable Securities or (b) the three (3) year anniversary of the effective date of the Initial Form S-1 (the “Term”).

4.	Indemnification and Contribution. If any Registrable Securities are included in a registration statement under Section 2:

4.1 Indemnification by the Company. To the extent permitted by law, the Company will indemnify, defend and hold harmless each selling Holder, and each Holder’s partners, managers, members, officers, directors, stockholders, legal counsel, accountants, underwriter (as defined in the Securities Act), and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, arising out of or relating to (1) any untrue or alleged untrue statement of a material fact contained in the Initial Form S-1, any Shelf Registration Statement and any other registration statement registering any Registrable Securities, any prospectus contained therein or relating thereto or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading or (2) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any state securities law, or any rule or regulation thereunder, in connection with the performance of its obligations under this Agreement, except to the extent, but only to the extent, that (i) such untrue statements or omissions are based solely upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such Holder, any underwriter of such Holder, any controlling Person of such Holder, or other aforementioned Person expressly for use in connection with such registration of such Holder’s Registrable Securities, or (ii) the use by such Holder of an outdated, defective or otherwise unavailable prospectus after the Company has notified such Holder in writing that the prospectus is outdated, defective or otherwise unavailable for use by such Holder and prior to the receipt by such Holder of the notice from the Company that the use of the applicable prospectus included within the registration statement (as may have been supplemented or amended) may be resumed. The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding arising from or in connection with the transactions contemplated by this Agreement of which the Company is aware. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified person and shall survive the transfer of any Registrable Securities by any of the Holders in accordance with Section 6.2.

4.2 Indemnification by Holders. To the extent permitted by law, each selling Holder shall, severally and not jointly, indemnify, defend and hold harmless the Company, its directors and officers, and each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), to the fullest extent permitted by applicable law, from and against all Losses, as incurred, to the extent arising out of or based solely upon any untrue or alleged untrue statement of a material fact contained in any registration statement, any prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that such untrue statement or omission are based solely upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such Holder expressly for use in connection with such registration. In no event shall the liability of a selling Holder be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such Holder in connection with any claim relating to this Section 4.2 and the amount of any damages such Holder has otherwise been required to pay by reason of such untrue statement or omission) received by such Holder upon the sale of the Registrable Securities included in the Registration Statement giving rise to such indemnification obligation.

10	Registration Rights Agreement - Encompass

4.3 Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof, provided that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have materially and adversely prejudiced the Indemnifying Party. An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses, (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding, or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and counsel to the Indemnified Party shall reasonably believe that a material conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and the reasonable fees and expenses of no more than one separate counsel shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld or delayed. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding on terms reasonably satisfactory to such Indemnified Party. Subject to the terms of this Agreement, all reasonable fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten (10) Trading Days of written notice thereof to the Indemnifying Party, provided that the Indemnified Party shall promptly reimburse the Indemnifying Party for that portion of such fees and expenses applicable to such Proceedings for which such Indemnified Party is finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) not to be entitled to indemnification hereunder.

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4.4 Contribution. If the indemnification under Sections 4.1 or 4.2 is unavailable to an Indemnified Party or insufficient to hold an Indemnified Party harmless for any Losses, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in this Agreement, any reasonable attorneys’ or other fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.4 were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. In no event shall the contribution obligation of a Holder of Registrable Securities be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such Holder in connection with any claim relating to this Section 4 and the amount of any damages such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission) received by it upon the sale of the Registrable Securities giving rise to such contribution obligation. The indemnity and contribution agreements contained in this Section 4 are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

5.	Waiver and Release of Rights. In consideration of the Warrant Term Extension and the execution of this Agreement by the Company, upon the effectiveness of the Warrant Amendments, the Investors, individually and on behalf of their Affiliates, release and forever discharge the Company and its agents, managers, officers, executives, as well as the Company’s subsidiaries, affiliates, and parent, and their agents, managers, officers and executives (collectively, the “Released Parties”), from any and all actions, causes of action, obligations, costs, expenses, damages, losses, claims, liabilities, suits, debts, demands, and benefits (including attorneys’ fees and costs), of whatever character, in law or in equity, known or unknown, suspected or unsuspected, matured or not matured, of any kind or nature whatsoever, now existing or arising in the future, based on any act, omission, event, occurrence, or nonoccurrence from the beginning of time to the date of execution hereof, arising under or related to the obligations of the Company under the Original Agreement, including but not limited any claims for damages or liquidated damages arising from the failure of the Company to comply with certain notification, filing or effective dates in the Original Agreement. For the avoidance of doubt, obligations of the Company and any Released Parties arising under this Agreement are not affected by the foregoing release.

6.	Miscellaneous.

6.1 Springing Effectiveness. Section 5 of this Agreement shall become effective only upon the effectiveness of the Warrant Amendments after the Company has obtained all required regulatory approvals (including any approvals that may be required under applicable securities law or by the TSX Venture Exchange) of the Warrant Amendments. If the Warrant Amendments do not become effective on or before November 15, 2025, Section 5 of this Agreement, including the waiver and release contained in Section 5 hereof, shall automatically terminate and any claims for damages or liquidated damages arising under the Original Agreement shall be reinstated and survive pursuant to its terms and Section 2(d) of the Original Agreement shall be incorporated by reference herein and shall apply to this Agreement mutatis mutandis.

6.2 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder. The Company may not assign (except by merger) its rights or obligations hereunder without the prior written consent of all of the Holders of the then outstanding Registrable Securities. Notwithstanding the foregoing, an Investor may assign all or any portion of its rights hereunder to one or more Permitted Transferees of such Investor and any Permitted Transferee will be entitled to the rights granted hereunder, provided that (i) the Company is given written notice at the time of said transfer or assignment identifying the name and address of the Permitted Transferee and (ii) that the Permitted Transferee assumes in writing the obligations of such Investor under this Agreement by executing a joinder agreement in a form reasonably acceptable to the Company.

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6.3 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction). Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the Southern District of New York United States or the courts of the State of New York in each case located in New York City, New York, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of process, summons, notice or other document by mail to such party’s address set forth herein shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or any proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

6.4 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g. www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

6.5 Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

6.6 Currency. All amounts designated as “$” or “US$” or “USD” are references to United States Dollars, while any reference to Canadian Dollars are identified by “CAD$”.

6.7 Notices. All communications provided for hereunder will be personally delivered or sent by registered or certified mail, nationally recognized overnight courier or facsimile and (a) if addressed to a Holder, addressed to the Holder at the postal mail address or email address set forth beside such Holder’s signature, or at such other postal address or email address as such Holder furnishes to the Company in writing or (b) if addressed to the Company, to the postal address or email address set forth beside the Company’s signature or at such other address or email address, or to the attention of such other officer, as the Company furnishes to Holder in writing. All notices and other communications required or permitted under this Agreement will be in writing and will be deemed effectively given: (w) when personally delivered to the party to be notified; (x) when sent by confirmed email if sent during normal business hours of the recipient or, if not, then on the next Business Day, as long as a copy of the notice is also sent via nationally recognized overnight courier, specifying next day delivery, with written verification of receipt; (y) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (z) one (1) Business Day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.

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6.8 Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and the Holders of a majority of the then outstanding Registrable Securities, provided that, if any amendment, modification or waiver disproportionately and adversely impacts a Holder (or group of Holders), the consent of such disproportionately impacted Holder (or group of Holders) shall be required. If a registration statement does not register all of the Registrable Securities pursuant to a waiver or amendment done in compliance with the previous sentence, then the number of Registrable Securities to be registered for each Holder shall be reduced pro rata among all Holders and each Holder shall have the right to designate which of its Registrable Securities shall be omitted from such registration statement. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of a Holder or some Holders and that does not directly or indirectly affect the rights of other Holders may be given only by such Holder or Holders of all of the Registrable Securities to which such waiver or consent relates; provided, however, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the first sentence of this Section

6.8. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of this Agreement unless the same consideration also is offered to all of the parties to this Agreement.

6.9 Severability. In case any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

6.10 Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.

6.11 Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power, or remedy of such nonbreaching or nondefaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, whether under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

6.12 Further Assurances. At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder.

6.13 Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any other remedies provided by law.

6.14 Independent Nature of Holders’ Obligations and Rights. The obligations of each Holder hereunder are several and not joint with the obligations of any other Holder hereunder, and no Holder shall be responsible in any way for the performance of the obligations of any other Holder hereunder. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Holder pursuant hereto or thereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Holders are in any way acting in concert or as a group or entity with respect to such obligations or the transactions contemplated by this Agreement or any other matters, and the Company acknowledges that the Holders are not acting in concert or as a group, and the Company shall not assert any such claim, with respect to such obligations or transactions. Each Holder shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Holder to be joined as an additional party in any proceeding for such purpose. The use of a single agreement with respect to the obligations of the Company contained was solely in the control of the Company, not the action or decision of any Holder, and was done solely for the convenience of the Company and not because it was required or requested to do so by any Holder. It is expressly understood and agreed that each provision contained in this Agreement is between the Company and a Holder, solely, and not between the Company and the Holders collectively and not between and among Holders.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Address	COMPANY

INTERNATIONAL BATTERY METALS LTD.
6100 Tennyson Parkway, Suite 240
Plano, Texas 75024
/s/ Joseph A. Mills
Name: Joseph A. Mills
Title: Chief Executive Officer

[Signature Page to Registration Rights Agreement]

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INVESTORS

ENCOMPASS CAPITAL MASTER FUND L.P.

By: Encompass Capital Advisors LLC, its Investment Manager
Address:
/s/ Syed Kazmi
200 Park Avenue, Suite 1604 New York, NY 10166	Name: Syed Kazmi
Title: CFO & COO

ENCOMPASS CAPITAL E L MASTER FUND L.P.

By: Encompass Capital Advisors LLC, its Investment Manager
Address:
/s/ Syed Kazmi
200 Park Avenue, Suite 1604 New York, NY 10166	Name: Syed Kazmi
Title: CFO & COO

ENCOMPASS CAPITAL ENERGY TRANSITION MASTER FUND L.P.

By: Encompass Capital Advisors LLC, its Investment Manager
Address:
/s/ Syed Kazmi
200 Park Avenue, Suite 1604 New York, NY 10166	Name: Syed Kazmi
Title: CFO & COO

BEMAP MASTER FUND LTD.

By: Encompass Capital Advisors LLC, its Subadvisor
Address:
/s/ Syed Kazmi
200 Park Avenue, Suite 1604 New York, NY 10166	Name: Syed Kazmi
Title: CFO & COO

BLACKSTONE CSP-MST FMAP FUND

By: Encompass Capital Advisors LLC, its Subadvisor
Address:
/s/ Syed Kazmi
200 Park Avenue, Suite 1604 New York, NY 10166	Name: Syed Kazmi
Title: CFO & COO

[Signature Page to Registration Rights Agreement]

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